Exhibit 99.1

Press RELEASE

GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA  19073

FOR IMMEDIATE RELEASE

GMH COMMUNITIES TRUST ANNOUNCES
2004 FOURTH QUARTER AND YEAR END RESULTS
PROVIDES 2005 GUIDANCE AND OUTLOOK

NEWTOWN SQUARE, PA — February 24, 2005 – GMH Communities Trust (NYSE: GCT) today announced results for the fourth quarter and year ended December 31, 2004.  Our initial public offering (“IPO”), which closed on November 2, 2004, resulted in the acquisition of our initial portfolio of student housing properties and military housing privatization projects from our predecessor entities, including our operating partnership, GMH Communities, LP.  Accordingly, the results for the fourth quarter include 32 days attributable to our predecessor entities, and 60 days as a publicly-traded real estate investment trust (REIT).

2004 Highlights

•                  Successfully completed our IPO of 30,350,989 common shares, including the exercise of a portion of the underwriters’ over-allotment option for 1,779,560 shares, raising $331.9 million in net proceeds, after deducting underwriting discounts and offering expenses.  Simultaneously with the IPO, we received $50.0 million in proceeds upon the exercise of a warrant held by Vornado Realty Trust for 6,666,667 units of limited partnership interest in our operating partnership.

•                  Acquired 30 student housing properties and one parcel of land for an aggregate investment of $634.1 million, including 15 properties acquired by our operating partnership in the third quarter of 2004, and an additional 15 properties and the parcel of land acquired during the fourth quarter of 2004.  The properties are located near 25 colleges or universities in 19 states, totaling 5,529 units and 19,085 beds.  As of December 31, 2004, our student housing portfolio had an average occupancy level of 94.2%.

•                  Acquired agreements to manage, or provide management consulting services for, 25 student housing properties not owned by us, containing a total of 5,905 units and 16,752 beds.

•                  Acquired interests in joint ventures that own five military housing privatization projects currently in operation.  The projects encompass 14 military bases totaling 11,456 housing units expected upon completion of the initial development period (“end-state housing units”).

•                  Secured an interim agreement to manage the operations of the Fort Eustis/Fort Story military housing privatization project, which encompasses two military bases totaling 1,124 end-state housing units.

•                  Acquired interests in joint ventures that own the rights to exclusively negotiate with respect to an additional two military housing privatization projects, encompassing two military bases totaling 3,277 end-state housing units.

•                  Obtained a $150.0 million unsecured revolving credit facility with a consortium of seven banks lead by Bank of America.

“2004 was a year of considerable achievement and growth for GMH Communities Trust,” stated Gary M. Holloway, Sr., Chairman, President and Chief Executive Officer. “We accomplished many important milestones, not the least of which was our initial public offering.  We also strengthened our financial resources and significantly enhanced an already strong market position in both our student and military housing businesses.  We remain committed to seeking profitable growth in student housing through acquisitions, with a philosophy focused on enhancing long-term portfolio growth by selectively acquiring high-quality, student housing properties strategically located near college or university campuses.”

“At the same time, we continue to grow our military housing portfolio and believe our project with The Department of the Navy to design, build, manage and maintain the military family housing at eight Northeast Region naval bases reflects our leadership position in the industry.  With a comprehensive six-year initial development plan period and projected initial development costs in excess of $600.0 million, it is the largest public-private venture military housing initiative to date and the fifth, 50-year military housing privatization project we have closed in the past 16 months,” Mr. Holloway added.  “We remain committed to providing members of the U.S. military and their families with quality homes and look forward to pursuing additional military housing privatization opportunities.”

Results of Operations

Net income for the quarter from October 1, 2004 through December 31, 2004 was $1.6 million, excluding $4.3 million of employee bonuses that were paid by Mr. Holloway from proceeds he received in conjunction with the IPO.  Funds From Operations (“FFO”) for the fourth quarter was $6.6 million, or $0.11 per share. The net income for the year ended December 31, 2004 was $0.5 million, after excluding $33.2 million of profits interests paid by Mr. Holloway to certain employees and other individuals in the form of units of limited partnership interest in our operating partnership, as well as the $4.3 million of employee bonuses paid by Mr. Holloway.  Prior to these adjustments, the net loss for quarter was $2.7 million, and $37.0 million for the year ended December 31, 2004.

Net income for the period from November 2, 2004, the closing date of our IPO, through December 31, 2004 was $0.2 million.  Diluted Earnings Per Share (“EPS”) for the same period was $0.01.  FFO for the period from November 2, 2004 through December 31, 2004 was $4.3 million, or $0.07 diluted FFO per share.  The Company had 61,232,629 weighted-average diluted common shares and units of limited partnership interests outstanding during this period.

Reconciliations of FFO to net income, and FFO per share to EPS, the most directly comparable GAAP measures, are included in a schedule accompanying this press release.

Recent Developments

The strong momentum of 2004 has carried over into 2005.  On January 6, 2005, we acquired two student housing properties located near the University of Michigan in Ann Arbor for a purchase price of $33.1 million. These properties contain an aggregate of 475 units and 855 beds.

Additionally, we have completed due diligence on a portfolio of three student housing properties currently under contract, located near the campuses of University of Nebraska, West Virginia University and Bowling Green State University. We expect to acquire the portfolio, consisting of an aggregate of 444 units and 1,712 beds, for approximately $48.7 million. The transaction is anticipated to close in early March 2005, subject to customary closing conditions.

On February 24, 2005, we completed a $93.3 million refinancing of existing mortgage debt covering seven of our student housing properties, which resulted in the conversion of floating rate debt to fixed rate debt.  The new fixed rate debt is subject to interest rates ranging from 4.24% to 4.7%, and has maturity terms ranging from five to seven years. In connection with the refinancing, we repaid $20.4 million of the existing floating rate indebtedness, and reduced our leverage ratio on the seven properties to 60%.

2004 Partial Fourth Quarter Dividend

On December 15, 2004, we declared a partial quarter dividend of $0.16 per common share for the period from the date of our IPO through December 31, 2004. The partial quarter dividend was paid January 14, 2005 to shareholders of record at the close of business on December 30, 2004.

2005 Business Outlook

Our guidance for fiscal 2005 is set forth below:

	2005 1Q	2005 2Q	2005 3Q	2005 4Q	Full-Year
Diluted FFO per share(1)	$0.16 - $0.17	$0.19 - $0.21	$0.20 - $0.21	$0.30 - $0.31	$0.85 - $0.90

(1) A  reconciliation of FFO to net income, the most directly comparable GAAP measure, and Diluted FFO to diluted EPS is included in a schedule accompanying this press release.

This guidance takes into account the impact from the following assumptions for fiscal 2005:

•                  revenues, including student housing income, third party management fee income and military housing income, are expected to be approximately $178.0 million to $185.0 million;

•                  expenses are expected to be approximately $168.0 million to $174.0 million.  The Company expects that, during the 2005 third quarter, it will incur approximately $4 million, or $0.06 per diluted share, in occupancy turnover costs related to its student housing business;

•                  net income is expected to be in the range of $11.0 to $12.0 million, or $0.18 to $0.20 per share on a diluted basis;

•                  the anticipated final award of two additional military housing privatization projects that are near completion; and

•                  projected student housing acquisitions of approximately $400.0 million, including $33.1 million of which closed in January 2005 and approximately $275.0 million of which is in varying stages of due diligence review.

We expect to pay shareholders an annual dividend of $0.91 per share in fiscal 2005, or $0.2275 per share each quarter.

Webcast and Conference Call Details

Management will conduct a conference call and audio webcast at 10:00 a.m. ET on Friday, February 25, 2005 to review the Company’s quarterly results, market trends and future outlook. The conference call dial-in number is 303-262-2130.

For those not participating in the live conference call, an audio webcast will be available to the public, on a listen-only basis, via the Internet in the Investor Relations section of the Company’s website at www.gmhcommunities.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

Supplemental Information

The Company produces a supplemental information package that provides details regarding its operating performance, investing activities and overall financial position. For a copy of this detailed supplemental information package, please visit the Company’s website at www.gmhcommunities.com under the Investor Relations section.

Non-GAAP Financial Measures

This press release contains non-GAAP (“Generally Accepted Accounting Principles”) information that is generally provided by most publicly-traded REITS and that we believe may be of interest to the investment community.  Reconciliations of all non-GAAP financial measures to GAAP financial measures are included in a schedule accompanying this press release.

About GMH Communities Trust

GMH Communities Trust (www.gmhcommunities.com) is a publicly-traded Maryland real estate investment trust (REIT). We are a self-advised, self- managed, specialty housing company focused on providing housing to college and university students residing off-campus and to members of the U.S. military and their families residing at installations throughout the United States. GMH Communities also provides property management services to third party owners of student housing properties, including colleges, universities, and other private owners. The Company is based in Newtown Square, PA and employs more than 1,200 people throughout the United States.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are based on our current expectations, estimates and projections about future events and financial trends affecting us are “forward-looking statements.”  Forward-looking statements can be identified by the use of words such as “may,” “ will,” “should,” “expect,” “estimate” or other comparable terminology, and include statements such as those regarding our business strategy; our expectations in acquiring properties with respect to which we are still in the process of completing due diligence; the estimated dollar amounts of our anticipated acquisitions, revenues, expenses, net income and FFO for 2005 or any quarter thereof; and expectations regarding the amount and timing of our student housing acquisition pipeline and ability to pursue additional military housing projects.  These statements are inherently subject to risks and uncertainties, including changes in our business strategy and in the student and military housing industries in general; our ability to identify and acquire additional student housing properties and military housing privatization projects within our anticipated timeframe or at all; changes in interest rates and our capital resources, including the availability of our credit facility or ability to obtain additional equity or debt financing; our ability to maintain anticipated occupancy rates for our properties and collect rental revenues and fee income; and the other risks relating to our business as described in our 424(b) prospectus relating to our IPO, and in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission under the headings “Risk Factors.”

For more information contact:

AT THE COMPANY	FINANCIAL RELATIONS BOARD
Kathleen M. Grim	Claire Koeneman	Joe Calabrese
kgrim@gmh-inc.com	(Analyst Info)	(General)
610-355-8206	(312) 640-6745	(212) 827-3772
10 Campus Blvd.
Newtown Square, PA 19073

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See Supplemental Package for Additional Financial Information

GMH COMMUNITIES TRUST

CONSOLIDATED BALANCE SHEET

(unaudited, in thousands)

December 31, 2004
ASSETS
Real estate investments:
Student housing properties	$638,635
Accumulated depreciation	(3,905)
634,730
Corporate assets:
Corporate assets	11,625
Accumulated depreciation	(241)
11,384

Cash and cash equivalents	60,884
Restricted cash	2,399
Accounts and other receivables:
Third party	1,919
Related party	8,937
Investments in joint ventures	39,482
Deferred contract costs, net	490
Deferred financing costs, net	2,820
Deposits	1,848
Lease intangibles, net	4,994
Other assets	3,129
Total assets	$773,016

LIABILITIES AND BENEFICIARIES’ EQUITY
Notes payable	$370,007
Accounts payable:
Related party	278
Third party	931
Accrued expenses	9,621
Dividends and distributions payable	9,583
Other liabilities	4,777
Total liabilities	395,197

Minority interest	182,118

Beneficiaries’ equity:
Common Shares	30,351
Additional paid-in capital	169,955
Cumulative earnings	251
Cumulative distributions	(4,856)
Total beneficiaries’ equity	195,701
Total liabilities and beneficiaries’ equity	$773,016

GMH COMMUNITIES TRUST

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	For The Three Months Ended December 31,			For The Year Ended December 31,
	Period from October 1 to November 1, 2004 (Predecessor)	Period from November 2 to December 31, 2004 (Trust)	2004	Period from January 1 to November 1, 2004 (Predecessor)	Period from November 2 to December 31, 2004 (Trust)	2004
REVENUE:
Rent and other property income	$4,431	$14,197	$18,628	$11,453	$14,197	$25,650
Expense reimbursements:
Related party	800	13,541	14,341	17,469	13,541	31,010
Third party	372	916	1,288	5,847	916	6,763
Management fees:
Related party	438	1,235	1,673	3,120	1,235	4,355
Third party	107	449	556	3,537	449	3,986
Other fee income- related party	726	3,842	4,568	4,900	3,842	8,742
Other income	17	406	423	508	406	914
Total revenue	6,891	34,586	41,477	46,834	34,586	81,420

OPERATING EXPENSES:
Property operating expenses	1,326	8,752	10,078	13,313	8,752	22,065
Reimbursed expenses	1,172	14,457	15,629	23,316	14,457	37,773
Real estate taxes	334	1,063	1,397	824	1,063	1,887
Administrative expenses	665	2,395	3,060	3,015	2,395	5,410
Profits interests & employee bonus expense	4,322	—	4,322	37,502	—	37,502
Depreciation and amortization	1,077	3,890	4,967	3,264	3,890	7,154
Interest	972	3,220	4,192	2,852	3,220	6,072
Total expenses	9,868	33,777	43,645	84,086	33,777	117,863
Net income (loss) before minority interest and income taxes	(2,977)	809	(2,168)	(37,252)	809	(36,443)
Minority Interest	—	247	247	—	247	247
Net income (loss) before income taxes	(2,977)	562	(2,415)	(37,252)	562	(36,690)
Income taxes	—	312	312	—	312	312
Net income (loss)	$(2,977)	$250	$(2,727)	$(37,252)	$250	$(37,002)

PER SHARE DATA:
Basic income per Common Share		$0.01			$0.01
Basic weighted-average shares outstanding		29,965,418			29,965,418
Diluted income per Common Share		$0.01			$0.01
Diluted weighted-average shares outstanding		61,232,629			61,232,629

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Fund From Operations

Funds from operations, or FFO, is a widely recognized measure of REIT performance. Although FFO is not a generally accepted accounting principles, or GAAP, financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. NAREIT defines FFO as net income (loss) before minority interest of unitholders, excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP), plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial tables included elsewhere in this prospectus and in the financial statements that we file with the Securities and Exchange Commission. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

The following table presents a reconciliation of our FFO to our net income, and FFO per share to EPS, for the periods shown below:

GMH COMMUNITIES TRUST

RECONCILIATION OF FUNDS FROM OPERATIONS (FFO) TO NET INCOME

(unaudited, in thousands, except share and per share data)

	For The Three Months Ended December 31,			For The Twelve Months Ended December 31,
	Period from October 1 to November 1, 2004 (Predecessor)	Period from November 2 to December 31, 2004 (Trust)	2004	Period from January 1 to November 1, 2004 (Predecessor)	Period from November 2 to December 31, 2004 (Trust)	2004
FUNDS FROM OPERATIONS (FFO):
Net Income (loss)	$(2,977)	$250	$(2,727)	$(37,252)	$250	$(37,002)

Add (deduct):
Minority interest	—	247	247	—	247	247
Profit interests and employee IPO bonuses	4,322		4,322	37,502	—	37,502
Depreciation on real property	648	2,296	2,944	1,747	2,296	4,043
Amortization of lease intangibles	365	1,418	1,783	878	1,418	2,296
FFO(1)	$2,358	$4,211	$6,569	$2,875	$4,211	$7,086

FFO per share/unit - basic		$0.07			$0.07
Weighted-average shares/units outstanding - basic		59,510,904			59,510,904

FFO per share/unit - fully diluted		$0.07			$0.07
Weighted-average shares/units outstanding - fully diluted		61,232,629			61,232,629

EPS - basic		$0.01			$0.01
Weighted-average shares outstanding - basic		29,965,418			29,965,418

EPS - basic		$0.01			$0.01
Weighted-average shares outstanding - basic		61,232,629			61,232,629

(1) FFO excludes employee bonuses totaling $4.3 million in the three months ended December 31, 2004 and profits interests and employee bonuses totaling $37.5 million in the year ended December 31, 2004.

No reconciliation of FFO per share to EPS for the full quarter ended December 31, 2004 is provided in the table above because, in accordance with GAAP, the Company did not report EPS during that period.

2005 Outlook

Diluted funds from operations per share (“Diluted FFO per share”)

Diluted FFO per share is (1) FFO adjusted to add back any convertible preferred share dividends and any other changes in FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  However, the computation of Diluted FFO per share does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  The Company believes that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating its FFO results in the same manner that investors use earnings per share in evaluating net income available to common shareholders.  In addition, since most equity REITs provide Diluted FFO per share information to the investment community, the Company believes Diluted FFO per share is a useful supplemental measure for comparing the Company to other equity REITs.  The Company believes that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.  Diluted FFO per share, as it is based on FFO, has most of the same limitations as FFO (described above); management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP and non-GAAP measures.

A reconciliation of the range provided for projected diluted FFO to projected diluted EPS, based on projected net income for each fiscal quarter during 2005, is as follows (in thousands, except per share data):

GMH Communities Trust

Reconciliation of 2005 Projected Diluted FFO to Projected Dilited EPS

(in thousands, except share and per share data)

	Low Range					High Range
	2005 Q1	2005 Q2	2005 Q3	2005 Q4	Full Year	2005 Q1	2005 Q2	2005 Q3	2005 Q4	Full Year

Net Income	$1,609	$1,895	$2,378	$5,590	$11,471	$1,826	$2,180	$2,632	$5,863	$12,500

Add (deduct):
Minority interest	1,609	1,895	2,378	5,590	11,471	1,826	2,180	2,632	5,863	12,500
Depreciation on real property	4,451	5,739	6,175	6,566	22,931	4,538	6,175	6,596	6,606	23,915
Amortization of lease intangibles	2,279	2,545	1,320	808	6,952	2,301	2,675	1,427	756	7,159
FFO	$9,947	$12,074	$12,250	$18,553	$52,824	$10,490	$13,209	$13,287	$19,088	$56,074

EPS - fully diluted	$0.03	$0.03	$0.04	$0.09	$0.18	$0.03	$0.04	$0.04	$0.09	$0.20
Weighted-average shares outstanding -fully diluted	61,867,794	61,961,442	62,055,090	62,148,738		61,867,794	61,961,442	62,055,090	62,148,738

FFO per share/unit - fully diluted	$0.16	$0.19	$0.20	$0.30	$0.85	$0.17	$0.21	$0.21	$0.31	$0.90
Weighted-average shares/units outstanding -fully diluted	61,867,794	61,961,442	62,055,090	62,148,738	62,055,090	61,867,794	61,961,442	62,055,090	62,148,738

The 2005 guidance assumes, among other things that, during fiscal 2005:  (i) revenues, including student housing income, third party management fee income and military housing income, will be approximately $178.0 million to $185.0 million; (ii) expenses are expected to be approximately $168.0 million to $174.0 million.  The Company notes that during the 2005 third quarter it expects to incur approximately $4.0 million, or $0.06 per share on a diluted basis, in occupancy turnover costs related to its student housing business; (iii) net income is in the range of $11.0 million to $12.0 million, or $0.18 to $0.20 per share; (iv) the anticipated final award of two additional military housing privatization projects that are near completion; and (v) projected student housing acquisitions of approximately $400.0 million, including $33.1 million of which we closed in January 2005 and approximately $275.0 million of which is in varying stages of due diligence review.